     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                BERMUDA                                     7382                                 NOT APPLICABLE
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                              THE GIBBONS BUILDING
                           10 QUEEN STREET, SUITE 301
                             HAMILTON HM 11 BERMUDA
                                (441) 292-8674*
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

*Tyco International Ltd. maintains its registered and principal executive offices at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11 Bermuda. The executive offices of Tyco's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.
                       ----------------------------------

                                   COPIES TO:
                             JOSHUA M. BERMAN, ESQ.
                             ABBE L. DIENSTAG, ESQ.
                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM        PROPOSED
                 TITLE OF                         AMOUNT             OFFERING            MAXIMUM            AMOUNT OF
                SHARES TO                         TO BE               PRICE             AGGREGATE          REGISTRATION
              BE REGISTERED                     REGISTERED         PER SHARE(2)     OFFERING PRICE(2)         FEE(3)
Common Shares, nominal value $0.20 per
share (1).................................      4,719,201           $98.09375          $462,924,123          $128,693

(1) Includes associated Series A Preference Share purchase rights.
(2) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of determining the registration fee. The above calculation is based on 98.09375, the average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on July 13, 1999.
(3) The amount of registration fee, calculated in accordance with Section 6(b) of the Securities Act and Rule 457(o) promulgated thereunder, is .000278 of the maximum aggregate offering price at which the securities registered pursuant to this registration statement are proposed to be offered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 16, 1999

PROSPECTUS

                                     [LOGO]

                            4,719,201 COMMON SHARES

                                ---------------

    This prospectus relates to the public offering and sale of 4,719,201 common shares of Tyco International Ltd. issuable upon exercise of stock options that will be held at the time of their exercise by the shareholders who are listed on page 3 of this document. Tyco will not receive any of the proceeds from the sale of the shares offered by the selling shareholders.

    The selling shareholders will pay the expenses of this registration and any brokerage commissions, discounts and fees. A selling shareholder's net proceeds from its sale of shares will be the sales price of the shares sold, less expenses. The offering of the shares will not be underwritten.

    Tyco's common shares are traded on the New York Stock Exchange and on the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI". On July 15, 1999, the closing price for Tyco common shares, as reported on the New York Stock Exchange, was $99.9375 per share.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

              The date of this prospectus is              , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

    Tyco files annual, quarterly and current reports, proxy statements and other information with the SEC. Tyco's filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any reports, statements or other information Tyco files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC allows Tyco to "incorporate by reference" information into this document, which means that Tyco can disclose important information to you by referring you to other documents filed separately with the SEC. These incorporated documents contain important business and financial information about Tyco that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents listed below that Tyco has previously filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 prior to the end of the offering of common shares under this document.

    1. Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1998, except for Part II Items 6, 7, 7A and 8.

    2. Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1998 and March 31, 1999.

    3. Current Reports on Form 8-K and Form 8-K/A filed on May 13, 1998, December 10, 1998, December 11, 1998, April 15, 1999 and June 3, 1999.

    4. The description of Tyco's common shares set forth in Tyco's Registration Statement on Form 8-A/A filed on March 1, 1999.

    You may request a copy of these filings at no cost, by writing or calling Tyco at the following address and telephone number:

       Tyco International Ltd.
       The Gibbons Building
       10 Queen Street, Suite 301
       Hamilton HM11, Bermuda
       (441) 292-8674

    Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT. TYCO HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING SHAREHOLDERS WILL NOT MAKE AN OFFER OF THE COMMON SHARES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Where You Can Find More Information.......................................     i
The Company...............................................................     2
Current Developments......................................................     2
Use of Proceeds...........................................................     2
Selling Shareholders......................................................     3
Plan of Distribution......................................................     4
Legal Matters.............................................................     4
Experts...................................................................     4

                                  THE COMPANY

    Tyco is a diversified manufacturing and service company that, through its subsidiaries:

    - designs, manufactures and distributes electrical and electronic components and designs, manufactures, installs and services undersea fiber optic cable communication systems;

    - designs, manufactures and distributes disposable medical supplies and other specialty products, and conducts vehicle auctions and related services;

    - designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems; and

    - designs, manufactures and distributes flow control products.

    Tyco operates in more than 80 countries around the world and has expected fiscal 1999 revenues in excess of $22 billion.

    On April 2, 1999, Tyco acquired AMP Incorporated, which designs, manufacturers and markets a broad range of electronic, electrical and electro-optic connection devices, and associated application tools and machines.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco is a Bermuda company whose registered and principal executive offices are located at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11, Bermuda. Its telephone number is (441) 292-8674. The executive offices of Tyco's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. Its telephone number is (603) 778-9700.

                              CURRENT DEVELOPMENTS

    On May 19, 1999, Tyco entered into a definitive merger agreement for the acquisition of Raychem Corporation in a cash and stock transaction valued at approximated $2.87 billion. Raychem, with annual revenues of approximately $1.8 billion, designs, manufactures and distributes electronic components. In the aggregate, based upon the number of shares of Raychem common stock outstanding on July 7, 1999, a subsidiary of Tyco will pay approximately $1.44 billion in cash and issue approximately 16.1 million Tyco common shares for delivery to the Raychem stockholders. Individual Raychem stockholders will have the right to elect to receive cash or Tyco common shares, subject to certain limitations. The consummation of the transaction is contingent upon customary regulatory review, approval by the Raychem stockholders and certain other conditions. The special meeting of Raychem stockholders is scheduled to be held on Thursday, August 12, 1999. Raychem is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC.

                                USE OF PROCEEDS

    All net proceeds from the sale of the common shares offered hereby will go to the selling shareholders. Tyco will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

                              SELLING SHAREHOLDERS

    The selling shareholders are: (i) the Kozlowski Family Partnership L.P., a limited partnership in which L. Dennis Kozlowski, the President, Chief Executive Officer and Chairman of the Board of Tyco, controls all general partnership interests and in which he and his family members directly and indirectly own all the limited partnership interest; and (ii) the KMS Family Partnership L.P., a limited partnership in which Mark H. Swartz, Executive Vice President and Chief Financial Officer of Tyco, controls all general partnership interests and in which he and his family members directly and indirectly own all the limited partnership interest.

                                                             COMMON SHARES                         COMMON SHARES
                                                              BENEFICIALLY                         BENEFICIALLY
                                                           OWNED PRIOR TO THE    COMMON SHARES    OWNED AFTER THE
NAME OF SHAREHOLDER                                           OFFERING(1)      OFFERED HEREBY(2)     OFFERING
---------------------------------------------------------  ------------------  -----------------  ---------------
The Kozlowski Family Partnership L.P.....................        3,676,200          3,176,200           500,000
KMS Family Partnership L.P...............................        1,658,001          1,543,001           115,000
  Total..................................................        5,334,201          4,719,201           615,000

------------------------

(1) Such amounts do not include shares beneficially owned by L. Dennis Kozlowski and Mark H. Swartz in which the Kozlowski Family Partnership L.P. and the KMS Family Partnership L.P., respectively, have no interest.

(2) Such shares will be issued upon the exercise of stock options issued to Messrs. Kozlowski and Swartz that are being transferred by them to the Kozlowski Family Partnership L.P. and the KMS Family Partnership L.P., respectively. The range of exercise prices for such options is $38.3125 to $89.25.

                              PLAN OF DISTRIBUTION

    The common shares may be sold from time to time by the selling shareholders or by pledgees or donees of the selling shareholders. Such sales may be made on the New York Stock Exchange or other exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions at negotiated prices. The manner in which sales of common shares can be made include:

    - ordinary brokerage transactions;

    - transactions in which a broker solicits purchasers;

    - block trades;

    - purchases by a broker or dealer as principal and resale by such broker dealer for its account;

    - put or call option transactions relating to the common shares; or

    - transactions directly between seller and purchaser without a broker-dealer.

Common shares that qualify for sale in accordance with Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this document.

    Brokers or dealers involved in the sale may receive commissions or discounts in connection with such sale in amounts to be negotiated. A broker or dealer that acts as agent for a purchaser of common shares would be paid by the purchaser. The selling shareholders and any broker-dealers who act in connection with the sale of the common shares that are offered by this document may be deemed underwriters for purposes of the Securities Act. Any commissions broker-dealers receive and profits they make on resale might be deemed underwriting discounts and commissions.

    The selling shareholders will pay all expenses of registration of the common shares offered hereby, including commissions, discounts and fees of brokers, dealers or agents.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Tyco common shares offered hereby have been passed upon for Tyco by Appleby, Spurling & Kempe, Hamilton, Bermuda, Bermuda counsel to Tyco. Michael L. Jones, Secretary of Tyco, is a partner of Appleby, Spurling & Kempe.

                                    EXPERTS

    The historical consolidated financial statements of Tyco as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996 included in Tyco's Current Report on Form 8-K filed on December 10, 1998 and incorporated by reference in this document give retroactive effect to the merger between Tyco and United States Surgical Corporation and have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent accountants, namely Arthur Andersen LLP (Houston) and Deloitte & Touche LLP. The historical consolidated financial statements referred to above have been incorporated herein in reliance upon said reports given upon the authority of such firms as experts in accounting and auditing.

    The combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997 included in Tyco's Current Report on Form 8-K/A filed on May 13, 1998 and incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report included therein, and have been so incorporated in reliance upon the report of said firm given upon the authority of said firm as experts in accounting and auditing.

    The supplemental consolidated financial statements of Tyco as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996 included in Tyco's Current Report on Form 8-K filed on June 3, 1999 and incorporated by reference in this document give retroactive effect to the merger between Tyco and AMP and have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent accountants, namely Arthur Andersen LLP (Philadelphia), Deloitte & Touche LLP and Arthur Andersen LLP (Houston). The supplemental consolidated financial statements referred to above have been incorporated herein in reliance upon said reports given upon the authority of such firms as experts in accounting and auditing. Upon publication of Tyco's consolidated financial statements for a period which includes April 2, 1999, the date of the consummation of the AMP merger, the supplemental consolidated financial statements will become the historical financial statements of Tyco.

                            TYCO INTERNATIONAL LTD.

                            4,719,201 COMMON SHARES

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                           , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant estimates that expenses payable by the selling shareholders in connection with the offering described in this registration statement will be as follows:

                                                                                      TOTAL
                                                                                    ----------
SEC registration fee (actual).....................................................  $  128,693
Accounting fees and expenses......................................................  $    5,000
Legal fees and expenses...........................................................  $   10,000
Miscellaneous expenses............................................................  $   16,307
                                                                                    ----------
                                                                                    $  160,000
                                                                                    ----------
                                                                                    ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-Law 102 of the Tyco Bye-laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    Tyco maintains $100 million of insurance to reimburse the directors and officers of Tyco and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Tyco or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Tyco pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 16. EXHIBITS

    The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement. Prior to July 2, 1997, the Registrant's name was ADT Limited.

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        3.1    Memorandum of Association of Tyco (previously filed as an Exhibit to the Annual Report on Form 10-K of ADT Limited for the year ended December 31, 1992)

        3.2    Certificate of Incorporation on Change of Name from ADT Limited to Tyco International Ltd.
               (previously filed as an Exhibit to Tyco's Current Report on Form 8-K filed July 10, 1997)

        3.3    Bye-Laws of Tyco (previously filed as an Exhibit to Tyco's Form S-3 filed April 23, 1998)

        4.1    Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to ADT Limited's Form 8-A dated November 12, 1996)

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        4.2    First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to ADT Limited's Form 8-A/A dated March 3, 1997)

        4.3    Second Amendment between ADT Limited and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to ADT Limited's Form 8-A/A dated July 2, 1997)

        5.1    Opinion of Appleby, Spurling & Kempe

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       23.5    Consent of Arthur Andersen LLP (Philadelphia)

       23.6    Consent of Appleby, Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)

       24.1    Power of Attorney (contained on the signature page of this registration statement)

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned Registration hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town Exeter, State of New Hampshire, on the 16th day of July, 1999.

                                TYCO INTERNATIONAL LTD.

                                By:              /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                                   Mark H. Swartz
                                         EXECUTIVE VICE PRESIDENT AND CHIEF
                                            FINANCIAL OFFICER (PRINCIPAL
                                         FINANCIAL AND ACCOUNTING OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and all pre-effective and post-effective amendments thereto and any related Registration Statements incorporating this Registration Statement by reference and filed in accordance with Rule 462 promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 16, 1999 in the capacities indicated below.

             NAME                         TITLE
------------------------------  --------------------------

   /s/ L. DENNIS KOZLOWSKI      Chairman of the Board,
------------------------------    President,
     L. Dennis Kozlowski          Chief Executive Officer
                                  and Director
                                  (Principal Executive
                                  Officer)

   /s/ MICHAEL A. ASHCROFT      Director
------------------------------
     Michael A. Ashcroft

     /s/ JOSHUA M. BERMAN       Director and Vice
------------------------------    President
       Joshua M. Berman

    /s/ RICHARD S. BODMAN       Director
------------------------------
      Richard S. Bodman

             NAME                         TITLE
------------------------------  --------------------------

       /s/ JOHN F. FORT         Director
------------------------------
         John F. Fort

     /s/ STEPHEN W. FOSS        Director
------------------------------
       Stephen W. Foss

   /s/ RICHARD A. GILLELAND     Director
------------------------------
     Richard A. Gilleland

    /s/ PHILIP M. HAMPTON       Director
------------------------------
      Philip M. Hampton

   /s/ JAMES S. PASMAN, JR.     Director
------------------------------
     James S. Pasman, Jr.

     /s/ W. PETER SLUSSER       Director
------------------------------
       W. Peter Slusser

      /s/ MARK H. SWARTZ        Executive Vice President
------------------------------    and
        Mark H. Swartz            Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

   /s/ FRANK E. WALSH, JR.      Director
------------------------------
     Frank E. Walsh, Jr.

                                 EXHIBIT INDEX

    The following is a complete list of exhibits filed or incorporated by reference as a part of this registration statement. Prior to July 2, 1997, the Registrant's name was ADT Limited.

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        3.1    Memorandum of Association of Tyco (previously filed as an Exhibit to the Annual Report on Form 10-K of ADT Limited for the year ended December 31, 1992)

        3.2    Certificate of Incorporation on Change of Name from ADT Limited to Tyco International Ltd.
               (previously filed as an Exhibit to Tyco's Current Report on Form 8-K filed July 10, 1997)

        3.3    Bye-Laws of Tyco (previously filed as an Exhibit to Tyco's Form S-3 filed April 23, 1998)

        4.1    Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to ADT Limited's Form 8-A dated November 12, 1996)

        4.2    First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to ADT Limited's Form 8-A/A dated March 3, 1997)

        4.3    Second Amendment between ADT Limited and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to ADT Limited's Form 8-A/A dated July 2, 1997)

        5.1    Opinion of Appleby, Spurling & Kempe

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       23.5    Consent of Arthur Andersen (Philadelphia)

       23.6    Consent of Appleby, Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)

       24.1    Power of Attorney (contained on the signature page of this registration statement)